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                                                                   EXHIBIT 23(A)

                         INDEPENDENT AUDITORS' CONSENT


    We consent to the incorporation by reference in this Amendment No. 3 to Registration Statement


No. 333-46239 of United States Surgical Corporation on Form S-3 of our report dated January 20, 1998, appearing in the Annual Report on Form 10-K of United States Surgical Corporation and subsidiaries for the year ended December 31, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP


Stamford, Connecticut
March 12, 1998